             [RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


      As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report and Form 10K of Petsec Energy Inc., for the period ended December 31, 1999. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.


                                        /s/ RYDER SCOTT COMPANY, L.P.

                                        RYDER SCOTT COMPANY, L.P.


Houston, Texas
March 27, 2000